Exhibit 10.1

COMPREHENSIVE AMENDMENT AGREEMENT

This Comprehensive Amendment Agreement (“CAA”), dated as of December 30, 2011, is by and among Parkway Properties, Inc., a Maryland corporation, Parkway Properties LP, a Delaware limited partnership, Banyan Street Office Holdings LLC, a Florida limited liability company, Rodolfo Prio Touzet (“Touzet”), James R. Heistand (“Heistand”), Henry F. Pratt, III (“Pratt”), Kyle Burd (“Burd”), Scott Francis, Troy M. Cox, Lorri Dunne, David O’Reilly (“O’Reilly”) and James Gray (“Gray”) (each of the foregoing a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties have entered into one or more of the following agreements (individually an “Amended Agreement” and collectively the “Amended Agreements”):

a.	Contribution Agreement dated April 10, 2011 (the “Contribution Agreement”).

b.	Master Transaction Agreement dated April 10, 2011 (the “MTA”).

c.	Lock Up and Voting Agreement dated April 10, 2011 (the “Lock Up Agreement”).

d.	Payment and Capital Contribution Agreement dated April 10, 2011 (the “Payment Agreement”).

WHEREAS, the Parties desire to amend certain provisions of the above agreements.

NOW, THEREFORE, the Parties hereby agree:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the applicable Amended Agreement.

2. Section 3.4 of the Contribution Agreement hereby is amended to read as follows:

3.4 Earn Out; Earn Up.

3.4.1 EOP Earn-Out Payments. In addition to the payment of the EOP Per Unit Cash Consideration in accordance with Section 2.1.2, the EOP Former Members shall be entitled to EOP Earn-Out Payments, if any, in accordance with the terms set forth in this Section 3.4.

(a) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are less than the Management Earn-Out Revenue Threshold, neither Parent nor Partnership shall have any obligation to issue any additional OP Units pursuant to this Section 3.4 with respect to the 2011 Earn-Out Period.

(b) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold and the number of OP Units determined as set forth in Exhibit A-1 equals 787,000, then Partnership shall issue and pay to each EOP Former Member (i) the number set forth opposite such person’s name on Schedule 1 attached hereto (such aggregate amount, the “Capped EOP Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2011 Earn-Out Period through the date of delivery of the Capped EOP Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the Capped EOP Unit Payment and a payment date after delivery of the Capped EOP Unit Payment) (together with the Capped EOP Unit Payment, the “Capped EOP Revenue Payment”). Upon payment of the Capped EOP Revenue Payment, neither Parent nor Partnership shall have any further obligation to issue any additional OP Units or pay any additional amounts to the EOP Former Members pursuant to this Section 3.4 and this Section 3.4.1 shall have no further force or effect.

(c) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold but Section 3.4.1(b) does not apply, then Partnership shall issue and pay to each EOP Former Member (i) a number of OP Units determined as set forth in Exhibit A-1, multiplied by (y) 0.75, multiplied by (z) the EOP Former Member’s applicable EOP Membership Interest Percentage (the resulting amount, the “2011 EOP Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2011 Earn-Out Period through the date of delivery of the 2011 EOP Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the 2011 EOP Unit Payment and a payment date after delivery of the 2011 EOP Unit Payment) (together with the 2011 EOP Unit Payment, the “2011 EOP Revenue Payment”).

(d) If the Management Earn-Out Revenues during the 2012 Earn-Out Period are less than the Management Earn-Out Revenue Threshold, then neither Parent nor Partnership shall have any obligation to issue any additional OP Units pursuant to this Section 3.4 with respect to the 2012 Earn-Out Period.

(e) If the Management Earn-Out Revenues during the 2012 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold, then Partnership shall issue and pay to each EOP Former Member (i)(x) a number of OP Units determined as set forth in Exhibit A-2, multiplied by (y) 0.75, multiplied by (z) the EOP Former Member’s applicable EOP Membership Interest Percentage (the resulting amount, the “2012 EOP Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period and the 2012 Earn-Out Period, plus (B) all distributions declared on such number of OP

Units from the end of the 2012 Earn-Out Period through the date of delivery of the 2012 EOP Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the 2012 EOP Unit Payment and a payment date after delivery of the 2012 EOP Unit Payment) (together with the 2012 EOP Unit Payment, the “2012 EOP Revenue Payment”).

(f) In addition to the 2011 EOP Revenue Payment and the 2012 EOP Revenue Payment, if any, Partnership shall issue and pay to each EOP Former Member (i) a number of OP Units equal to (x) the Focus Plan Amount, multiplied by (y) 0.75, multiplied by (z) the EOP Former Member’s applicable EOP Membership Interest Percentage (the resulting amount, the “EOP Focus Plan Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared during the 2011 Earn-Out Period and the 2012 Earn-Out Period on such number of OP Units, plus (B) all distributions declared on such number of OP Units from the end of the 2012 Earn-Out Period through the date of delivery of the EOP Focus Plan Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the EOP Focus Plan Payment and a payment date after delivery of the EOP Focus Plan Payment).

(g) In addition to the 2011 EOP Revenue Payment, the 2012 EOP Revenue Payment and the EOP Focus Plan Payment, if any, Partnership shall issue and pay to each EOP Former Member (i) a number of OP Units equal to (x) the Earn-Up Amount, multiplied by (y) 0.75, multiplied by (z) the EOP Former Member’s applicable EOP Membership Interest Percentage (the resulting amount, the “EOP Earn-Up Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared during the 2011 Earn-Out Period and the 2012 Earn-Out Period on such number of OP Units, plus (B) all distributions declared on such number of OP Units from the end of the 2012 Earn-Out Period through the date of delivery of the EOP Earn-Up Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the EOP Earn-Up Payment and a payment date after delivery of the EOP Earn-Up Payment) (together with the EOP Earn-Up Payment, the EOP Focus Plan Payment, the 2011 EOP Revenue Payment and the 2012 EOP Revenue Payment, the “EOP Earn-Out Payments”).

(h) In addition to the EOP Earn-Out Payments, upon the occurrence of a Principal Termination Event, if applicable, Partnership shall issue and pay to each EOP Former Member:

(i) (x) a number of OP Units equal to (1) 1,574,000, multiplied by (2) 0.75, multiplied by (3) the EOP Former Member’s applicable EOP Membership Interest Percentage, minus (y) all 2011 EOP Unit Payments, 2012 EOP Unit Payments and EOP Focus Plan Payments, if any, previously issued to such EOP Former Member (the resulting amount, the “EOP Termination Event Payment”); plus

(ii) a cash payment in an amount equal to the aggregate amount of distributions declared on such number of OP Units during the time period commencing on the first day of the 2011 Earn-Out Period and ending on the date of delivery of the EOP Termination Event Payment (including any distribution declared during such period with a record date prior to delivery of the EOP Termination Event Payment and a payment date after delivery of the EOP Termination Event Payment).

(i) In no event shall the EOP Earn-Out Payments and the EOP Termination Event Payment, in the aggregate, exceed the EOP Cap Amount.

(j) Following the determination of any 2011 EOP Unit Payment, 2012 EOP Unit Payment, EOP Focus Plan Payment, EOP Earn-Up Payment or EOP Termination Event Payment, as applicable, Parent or Partnership shall deliver to each EOP Former Member evidence of delivery of the issuance of OP Units equal to any Capped EOP Unit Payment, 2011 EOP Unit Payment, 2012 EOP Unit Payment, EOP Focus Plan Payment, EOP Earn-Up Payment or EOP Termination Event Payment.

3.4.2 EOC Earn-Out Payments. In addition to the payment of the EOC Per Unit Cash Consideration in accordance with Section 2.2.2, the EOC Beneficial Owners, as the sole members of the EOC Former Member, shall be entitled to EOC Earn-Out Payments, if any, in accordance with the terms set forth in this Section 3.4.

(a) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are less than the Management Earn-Out Revenue Threshold, then neither Parent nor Partnership shall have any obligation to issue any additional OP Units pursuant to this Section 3.4 with respect to the 2011 Earn-Out Period.

(b) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold and the number of OP Units determined as set forth in Exhibit A-1 equals 787,000, then Partnership shall issue and pay to each EOC Beneficial Owner (i) the number of OP Units set forth opposite such person’s name on Schedule 1 attached hereto (such aggregate amount, the “Capped EOC Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2011 Earn-Out Period through the date of delivery of the Capped EOC Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the Capped EOC Unit Payment and a payment date after delivery of the Capped EOC Unit Payment) (together with the Capped EOC Unit Payment, the “Capped EOC Revenue Payment”). Upon payment of the Capped EOC Revenue Payment and the Capped EOP

Revenue Payment, neither Parent nor Partnership shall have any further obligation to issue any additional OP Units or pay any additional amounts to the EOC Beneficial Owners pursuant to this Section 3.4 and this Section 3.4 shall have no further force or effect.

(c) If the Management Earn-Out Revenues during the 2011 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold but Section 3.4.2(b) does not apply, then Partnership shall issue and pay to each EOC Beneficial Owner (i)(x) a number of OP Units determined as set forth in Exhibit A-1 multiplied by (y) 0.25, multiplied by (z) the EOC Beneficial Owner’s applicable Banyan Membership Interest Percentage (the resulting amount, the “2011 EOC Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2011 Earn-Out Period through the date of delivery of the 2011 EOC Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the 2011 EOC Unit Payment and a payment date after delivery of the 2011 EOC Unit Payment) (together with the 2011 EOC Unit Payment, the “2011 EOC Revenue Payment”).

(d) If the Management Earn-Out Revenues during the 2012 Earn-Out Period are less than the Management Earn-Out Revenue Threshold, then neither Parent nor Partnership shall have any obligation to issue any additional OP Units pursuant to this Section 3.4 with respect to the 2012 Earn-Out Period.

(e) If the Management Earn-Out Revenues during the 2012 Earn-Out Period are equal to or greater than the Management Earn-Out Revenue Threshold, then Partnership shall issue and pay to each EOC Beneficial Owner (i)(x) a number of OP Units determined as set forth in Exhibit A-2, multiplied by (y) 0.25, multiplied by (z) the EOC Beneficial Owner’s applicable Banyan Membership Interest Percentage (the resulting amount, the “2012 EOC Unit Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period and the 2012 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2012 Earn-Out Period through the date of delivery of the 2012 EOC Unit Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the 2012 EOC Unit Payment and a payment date after delivery of the 2012 EOC Unit Payment) (together with the 2012 EOC Unit Payment, the “2012 EOC Revenue Payment”).

(f) In addition to the 2011 EOC Revenue Payment and the 2012 EOC Revenue Payment, if any, Partnership shall issue and pay to each EOC Beneficial Owner (i) a number of OP Units equal to (x) the Focus Plan Amount, multiplied by (y) 0.25, multiplied by (z) the EOC Beneficial Owner’s applicable Banyan Membership Interest Percentage

(the resulting amount, the “EOC Focus Plan Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared on such number of OP Units during the 2011 Earn-Out Period and the 2012 Earn-Out Period, plus (B) all distributions declared on such number of OP Units from the end of the 2012 Earn-Out Period through the date of delivery of the EOC Focus Plan Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the EOC Focus Plan Payment and a payment date after delivery of the EOC Focus Plan Payment).

(g) In addition to the 2011 EOC Revenue Payment, the 2012 EOC Revenue Payment and the EOC Focus Plan Payment, if any, Partnership shall issue and pay to each EOC Beneficial Owner (i) a number of OP Units equal to (x) the Earn-Up Amount, multiplied by (y) 0.25, multiplied by (z) the EOC Beneficial Owner’s applicable Banyan Membership Interest Percentage (the resulting amount, the “EOC Earn-Up Payment”), plus (ii) a cash payment in an amount equal to (A) the aggregate amount of distributions declared during the 2011 Earn-Out Period and the 2012 Earn-Out Period on such number of OP Units, plus (B) all distributions declared on such number of OP Units from the end of the 2012 Earn-Out Period through the date of delivery of the EOC Earn-Up Payment (including, in the case of clauses (A) and (B), any distributions declared during such period with a record date prior to delivery of the EOC Earn-Up Payment and a payment date after delivery of the EOC Earn-Up Payment) (together with the EOC Earn-Up Payment, the EOC Focus Plan Payment, the 2011 EOC Revenue Payment and the 2012 EOC Revenue Payment, the “EOC Earn-Out Payments”).

(h) In addition to the EOC Earn-Out Payments, upon the occurrence of a Principal Termination Event, if applicable, Partnership shall issue and pay to each EOC Beneficial Owner:

(i) (x) a number of OP Units equal to (1) 1,574,000, multiplied by (2) 0.25, multiplied by (3) the EOC Beneficial Owner’s applicable Banyan Membership Interest Percentage, minus (y) all 2011 EOC Unit Payments, 2012 EOC Unit Payments and EOC Focus Plan Payments, if any, previously issued to such EOC Beneficial Owner (the resulting amount, the “EOC Termination Event Payment”); plus

(ii) a cash payment in an amount equal to the aggregate amount of distributions declared on such number of OP Units during the time period commencing on the first day of the 2011 Earn-Out Period and ending on the date of delivery of the EOC Termination Event Payment (including any dividend and other distributions declared during such time period with a record date prior to delivery of the EOC Termination Event Payment and a payment date after delivery of the EOC Termination Event Payment).

(i) In no event shall the EOC Earn-Out Payments and the EOC Termination Event Payment, in the aggregate, exceed the EOC Cap Amount.

(j) Following the determination of any 2011 EOC Unit Payment, 2012 EOC Unit Payment, EOC Focus Plan Payment, the EOC Earn-Up Payment or EOC Termination Event Payment, as applicable, Parent or Partnership shall deliver to each EOC Beneficial Owner evidence of the issuance of OP Units equal to any Capped EOP Unit Payment, 2011 EOP Unit Payment, 2012 EOP Unit Payment, EOP Focus Plan Payment, EOC Earn-Up Payment or EOC Termination Event Payment.

3.4.3 Earn-Out Statement.

(k) At least thirty (30) days prior to the last day of each of the 2011 Earn-Out Period and 2012 Earn-Out Period, Parent shall, at its expense, prepare, submit and deliver to Sellers’ Representatives a draft statement setting forth in writing and in reasonable detail, including information by property and category of revenue, Parent’s good faith calculation of the Management Earn-Out Revenues for the period between the Closing Date and September 30, 2011 with respect to the 2011 Earn-Out Period and the nine-month period ended September 30, 2012 with respect to the 2012 Earn-Out Period.

(l) As promptly as practicable, but in no event later than forty-five (45) days following the end of the 2011 Earn-Out Period or the 2012 Earn-Out Period, as applicable (each, a “Statement Delivery Date”), Parent shall, at its expense, prepare, submit and deliver to Sellers’ Representatives a statement (the “Earn-Out Statement”), setting forth in writing and in reasonable detail, including information by property and category of revenue, Parent’s good-faith calculation of the applicable EOP Earn-Out Payments and EOC Earn-Out Payments, if any, payable to the EOP Former Members and/or the EOC Beneficial Owners, as applicable, in accordance with this Section 3.4. In addition, on or prior to the delivery of each Earn-Out Statement, Sellers’ Representatives shall be entitled, and Parent shall, at its expense, provide or provide reasonable access (in a manner not unreasonably disruptive to the Business) to EOP and EOC to review the books, records, documents and work papers (including, without limitation, the general ledger and bank statements) related to the preparation of the Earn-Out Statement. Sellers’ Representatives shall be entitled to make reasonable inquiries and information requests of Parent, Partnership, EOP and EOC regarding the Earn-Out Statement and the calculations set forth therein. In the event that Parent shall fail to deliver the Earn-Out Statement by any Statement Delivery Date, then Sellers’ Representatives shall be entitled to provide notice of such failure to Parent (each such notification, a “Statement Delivery Notification”). If, within, fifteen (15) days following the delivery of a Statement Delivery Notification by Sellers’ Representatives to Parent, Parent does not deliver the applicable Earn-Out Statement to Sellers’ Representatives, then the Earn-Out Statement shall be deemed to have been delivered by Parent setting forth Management Earn-Out Revenues equal to the Maximum Earn-Out Revenue Amount with respect to the 2011 Earn-Out Period or the 2012 Earn-Out Period, as applicable.

3.4.4 Earn-Out Objection.

(m) If Sellers’ Representatives have any objections to the calculations set forth in the Earn-Out Statement, then, within fifteen (15) days after receipt of the Earn-Out Statement, Sellers’ Representatives jointly shall deliver to Parent a single written statement (an “Earn-Out Objections Statement”) setting forth their objections thereto in reasonable detail and the basis therefor; provided, however, that such fifteen (15)-day period shall be tolled for any period during which Parent, Partnership, EOP or EOC shall fail to make available to Sellers’ Representatives all books, records, documents and work papers requested by Sellers’ Representatives pursuant to Section 3.4.4(b), which are required to be made available to Sellers’ Representatives under Section 3.4.4(b) (except where providing reasonable access to books, records documents and work papers pursuant to Section 3.4.4(b) cannot be done in a manner that is not unreasonably disruptive to the Business). Each Earn-Out Objections Statement shall (i) include a copy of Parent’s calculations marked to indicate those specific line items that are in dispute, and (ii) be accompanied by Sellers’ Representatives’ calculations of each of the disputed line items and Sellers’ Representatives’ revised calculations setting forth its determination of the EOP Earn-Out Payment or the EOC Earn-Out Payment, as applicable, together with a detailed description of the basis for any such disagreement. All such line items that are not disputed shall be final, binding and non-appealable for all purposes hereunder. If an Earn-Out Objections Statement is not delivered to Parent within fifteen (15) days after delivery of the Earn-Out Statement, the Earn-Out Statement shall be final and binding on and non-appealable by, the Parties; provided, however, that such fifteen (15) day period shall be tolled for any period during which Parent, Partnership, EOP or EOC shall fail to make available to Sellers’ Representatives all books, records, documents and work papers requested by Sellers’ Representatives pursuant to Section 3.4.4(b), which are required to be made available to Sellers’ Representative under Section 3.4.4(b) (except where providing reasonable access to books, records documents and work papers pursuant to Section 3.4.4(b) cannot be done in a manner that is not unreasonably disruptive to the Business). If an Earn-Out Objections Statement is delivered to Parent within fifteen (15) days after delivery of the Earn-Out Statement (or such later date as a result of any tolling of such fifteen (15)-day period), then Sellers’ Representatives and Parent shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within fifteen (15) days after the delivery of the Earn-Out Objections Statement (such period, the “Earn-Out Review Period”), then Sellers’ Representatives and Parent shall submit any outstanding disputes to the Independent Accounting Firm for final, binding and non-appealable resolution.

(n) Sellers’ Representatives and Parent shall use commercially reasonable efforts to cause the Independent Accounting Firm to resolve all disagreements as soon as practicable, but in any event within thirty (30) days after the dispute is first submitted to the Independent Accounting Firm. Within ten (10) Business Days following the engagement of the Independent Accounting Firm, Sellers’ Representatives and Parent shall each submit in writing to the Independent Accounting Firm and to the other Party simultaneously its calculations of the unresolved disputed items in the Earn-Out Objections Statement together with such work papers, calculations and other materials that such Party has determined supports such Party’s calculation (the “Initial Materials”). Each of Sellers’ Representatives and Parent shall thereafter be entitled to submit a rebuttal to the other Party’s submission (together with the Initial Materials, the “Determination Materials”), which rebuttals shall be delivered to the Independent Accounting Firm and to the other Party simultaneously within five (5) days following the delivery of the Parties’ initial submissions to the Independent Accounting Firm and to each other. The Independent Accounting Firm may request additional information from Sellers’ Representatives and Parent. The Independent Accounting Firm shall base its determination of the disputed amounts solely on the Determination Materials and any other information requested by the Independent Accounting Firm. The Independent Accounting Firm shall only consider those line items and amounts in the Earn-Out Statement to which Sellers’ Representatives have timely objected pursuant to this Section 3.4.4 and which Parent and Sellers’ Representatives have been unable to resolve. In resolving each disputed item, the Independent Accounting Firm shall not assign a value to any disputed item greater than the greatest value or less than the smallest value for such item assigned to it by Parent or Sellers’ Representative, as the case may be. The resolution of the dispute by the Independent Accounting Firm shall be final, binding and non-appealable on and by the Parties. If the Independent Accounting Firm resolves all disputes presented to it entirely in the manner proposed by Parent or Sellers’ Representative, as the case may be, the fees and expenses of the Independent Accounting Firm relating to the resolution of such dispute shall be paid by the other Party. In all other events, the fees and expenses of the Independent Accounting Firm shall be shared based on the difference between Sellers’ Representatives’ position, on the one hand, and Parent’s position, on the other hand, initially presented to the Independent Accounting Firm (based on the aggregate of all differences taken as a whole) and the final resolution as determined by the Independent Accounting Firm in proportion to the total difference between Sellers’ Representative’s and Parent’s initial positions.

(o) The statement setting forth the final, binding and non-appealable EOP Earn-Out Payments and EOC Earn-Out Payments, as determined in accordance with this Section 3.4.4, shall be known as the “Final Earn-Out Statement.”

3.4.5 Undisputed Amount. Within fifteen (15) days after the delivery of the Earn-Out Statement by Parent, Parent shall issue to the EOP Former Members and the EOC Beneficial Owners, in accordance with the payment provisions set forth in Section 3.4.1 and Section3.4.2, the EOP Earn-Out Payment and the EOC Earn-Out Payment, if any, set forth on the Earn-Out Statement with respect to all amounts that are not disputed (each, an “Undisputed Amount”). In addition, in the event an

Earn-Out Objections Statement is timely delivered as described in Section 3.4.4, then, within five (5) days after the date that the calculation of the EOP Earn-Out Payment and EOC Earn-Out Payment, as applicable, becomes final, binding and non-appealable in accordance with Section 3.4.4, Parent shall issue:

(p) to each EOP Former Member, (i) the amount of the EOP Earn-Out Payment set forth in the Final Earn-Out Statement payable to such EOP Former Member pursuant to the payment provisions set forth in Section 3.4.1, less (ii) the Undisputed Amount previously paid to such EOP Former Member by Parent; and

(q) to each EOC Beneficial Owner, (i) the amount of the EOC Earn-Out Payment set forth in the Final Earn-Out Statement payable to such EOC Beneficial Owner pursuant to the payment provisions set forth in Section 3.4.2, less (ii) the Undisputed Amount previously paid to such EOC Beneficial Owner by Parent.

3.4.6 Set-Off. The Purchaser Parties may set-off any amounts owed by the Members to any Parent Indemnitees pursuant to Article 12 against any amount (whether in the form of cash or OP Units) payable pursuant to Sections 3.4 or 3.5 to the extent that such amount is actually then due and payable pursuant to a final determination by a court of competent jurisdiction in accordance with the terms and conditions of this Agreement, including Section 12.7. The value ascribed to any OP Units set-off pursuant to this Section 3.4.6 shall be the average closing price of PKY Shares on the New York Stock Exchange during the five (5) day period prior to the Purchaser Parties’ exercise of their rights under this Section 3.4.6; provided, however, that, for purposes of this Section 3.4.6, in no event shall the value ascribed to any OP Units be less than $19.00 per OP Unit.

3.4.7 Earn-Out Covenants and Agreements. Following the Closing Date, none of the Purchaser Parties, EOP, EOC, or any of their respective Affiliates shall willfully and intentionally (a) take any action that causes the termination of the Management Agreements in existence as of the Closing Date prior to expiration of the 2012 Earn-Out Period, excluding any termination by the Purchaser Parties, EOP, EOC or any of their respective Affiliates following a default by the counterparty, or (b) take any action or omit to take any action that results in a material deficiency in the resources or personnel assigned to the Managed Properties as compared to the industry standard of management services provided for the same class of buildings in the markets where the Managed Properties are located, which deficiency results in a demonstrable and material reduction in the revenues received from the management of the Managed Properties prior to the expiration of the 2012 Earn-Out Period or (c) at any time prior to the end of the 2012 Earn-Out Period, take any action that results in a Voluntary reduction in invoice amounts below the approved 2011 budgeted amounts for any particular Managed Property of any salary or administrative cost reimbursements, which have been approved by Owners of the Managed Properties and have been delivered by the Acquired Companies to the Purchaser Parties or any of their respective Affiliates with respect to the provision of any management services pursuant to the Management Agreements (items (b) and (c), collectively, a “Policy Change”). In the event following the Closing there has been a termination of a Management Agreement in violation of clause (a) above or a Policy Change, then, as of the date of such termination or Policy Change, as applicable, all revenues that would have been payable pursuant to the terms of such Management Agreement with respect to the 2011 Earn-Out Period and/or the 2012 Earn-Out Period, as applicable, shall be included in the calculation of Management Earn-Out Revenues and in the determination of whether any 2011 EOP Revenue Payment, 2012 EOP Revenue Payment, 2011 EOC Revenue Payment and/or 2012 EOC Revenue Payment are payable in accordance with this Section 3.4. Notwithstanding the foregoing, it is acknowledged and agreed that Parent and Partnership, in their discretion, shall be entitled to determine whether to permit any Acquired Company to (A) enter into any new management agreements or leasing agent agreements (other than the Management Agreements) (B) renew any Management Agreements upon expiration upon economic terms or length of term less favorable to the Acquired Company than those contained in the current agreement as of the date hereof or (C) amend any Management Agreements to provide for economic terms or length of term less favorable to the Acquired Company than those contained in the agreement as of the date hereof.

3. Section 11.8.5 of the Contribution Agreement hereby is amended to add “or an executive officer” immediately after “director” in clause (ii).

4. Subject to Section 12 of this CAA, Section 1.1 of the Payment Agreement shall be amended to delete “fifty percent (50%)” and replace it with “one hundred percent (100%)”.

5. Subject to Section 12 of this CAA, Section 1.3 of the Payment Agreement shall be amended to delete “fifty percent (50%)” and replace it with “one hundred percent (100%)”.

6. Subject to Section 12 of this CAA, Section 1.4 of the Payment Agreement shall be amended to delete the clause “which was the subject of a Capital Contribution Option grant which Parkway declined to exercise” and to substitute the phrase “capital contribution” for “Contribution”.

7. Subject to Section 12 of this CAA, Article II of the Payment Agreement hereby is amended to delete such Article in its entirety and replace it with “INTENTIONALLY OMITTED”.

8. Subject to Section 12 of this CAA, the obligations of Touzet under Article 5 of the MTA shall terminate and be of no further force or effect beginning on the date that Touzet ceases to be a member of the Board of Directors of Parent.

9. Subject to Section 12 of this CAA, the definition of “Holder” in the Lock Up Agreement shall be amended to include O’Reilly and Gray.

10. Subject to Section 12 of this CAA, with respect to Heistand, Pratt, O’Reilly, Gray and Burd, Section 1.1 of the Lock Up Agreement shall be amended so that the term “Lock Up Period” is defined to mean the period ending December 31, 2012; for all other Holders under the Lock Up Agreement, the term “Lock Up Period” shall continue to mean the period ending the first anniversary of the closing of the Contribution.

11. Subject to Section 12 of this CAA, Article II of the Lock Up Agreement shall be amended to delete such Article in its entirety and replace it with “INTENTIONALLY OMITTED”.

12. Notwithstanding anything to the contrary contained herein, the amendments contained in Sections 4 through 11 of this CAA shall not be effective until such time that each of the Capped EOP Unit Payment and the Capped EOC Unit Payment shall have been paid in accordance with Section 3.4 of the Contribution Agreement as amended hereby. In the event that the Capped EOP Unit Payment or the Capped EOC Unit Payment is not made, each of the MTA, the Lock Up Agreement and the Payment Agreement shall remain in full force and effect without giving effect to the amendments contained in Sections 4 through 11 of this CAA.

13. All definitions in the Amended Agreements used exclusively in sections deleted pursuant to this CAA shall be deleted.

14. All provisions of the Amended Agreements not modified by this CAA shall remain in full force and effect.

15. Miscellaneous.

a. Counterparts. This CAA may be executed by facsimile and in multiple counterparts, and all of which taken together shall constitute one and the same instrument.

b. Entire Agreement. This CAA (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among the Parties, whether oral or written.

c. Modifications and Amendments. The provisions of this CAA, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by each of Parties hereto.

d. Governing Law. This CAA shall be governed by, and construed in accordance with, the laws of the State of Delaware, except for Sections 9, 10 and 11, which shall be governed by the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Parties have executed this Comprehensive Amendment Agreement on the date first above written.

PARKWAY PROPERTIES, INC.

By:	/s/ Richard Hickson
	Name:	Richard Hickson
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Mandy M. Pope
	Name:	Mandy M. Pope
	Title:	Executive Vice President, Chief Accounting Officer & Secretary

PARKWAY PROPERTIES LP
By:	Parkway Properties General Partners, Inc., General Partner

By:	/s/ Richard Hickson
	Name:	Richard Hickson
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Mandy M. Pope
	Name:	Mandy M. Pope
	Title:	Executive Vice President, Chief Accounting Officer & Secretary

/s/ Henry F. Pratt, III
Henry F. Pratt, III

/s/ James R. Heistand
James R. Heistand

/s/ Troy M. Cox
Troy M. Cox

/s/ Kyle Burd
Kyle Burd

/s/ Scott Francis
Scott Francis

/s/ Lorri Dunne
Lorri Dunne

/s/ Rodolfo Prio Touzet
Rodolfo Prio Touzet

BANYAN STREET OFFICE HOLDINGS, LLC, a Florida limited liability company

By:	/s/ Rodolfo Prio Touzet
Rodolfo Prio Touzet,
Managing Member

/s/ David O’Reilly
David O’Reilly

/s/ James Gray
James Gray